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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Chemical Banking Corporation (To Be Renamed The Chase Manhattan Corporation)
             (Exact name of registrant as specified in its charter)

             Delaware                                      13-2624428
(State of incorporation or organization)               (I.R.S. Employer
                                                        Identification No.)

 270 Park Avenue, New York, New York                          10017
(Address of principal executive offices)                    (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /


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Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                       Name of each exchange on which
         to be so registered                       each class is to be registered
         -------------------                       ------------------------------

10-1/2% Cumulative Preferred Stock                 New York Stock Exchange, Inc.

9.76% Cumulative Preferred Stock                   New York Stock Exchange, Inc.

10.84% Cumulative Preferred Stock                  New York Stock Exchange, Inc.

9.08% Cumulative Preferred Stock                   New York Stock Exchange, Inc.

8-1/2% Cumulative Preferred Stock                  New York Stock Exchange, Inc.

8.32% Cumulative Preferred Stock                   New York Stock Exchange, Inc.

8.40% Cumulative Preferred Stock                   New York Stock Exchange, Inc.

Adjustable Rate Cumulative                         New York Stock Exchange, Inc.
Preferred Stock, Series N



Securities to be registered pursuant to Section 12(g) of the Act:


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                                      None
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The series of preferred stock of Chemical Banking Corporation (the "Registrant") to be registered hereunder (collectively, the "Merger Preferred Stock") are as follows: the 10-1/2% Cumulative Preferred Stock (the "10-1/2% Preferred"), the 9.76% Cumulative Preferred Stock (the "9.76% Preferred"), the 10.84% Cumulative Preferred Stock (the "10.84% Preferred"), the 9.08% Cumulative Preferred Stock (the "9.08% Preferred"), the 8- 1/2% Cumulative Preferred Stock (the "8-1/2% Preferred"), the 8.32% Cumulative Preferred Stock (the "8.32% Preferred"), the 8.40% Cumulative Preferred Stock (the "8.40% Preferred") and the Adjustable Rate Cumulative Preferred Stock, Series N (the "Series N Preferred").

                  Effective March 31, 1996, The Chase Manhattan Corporation ("Chase") will merge with and into the Registrant. The Registrant will be the surviving corporation in such merger and will continue its corporate existence under Delaware law under the name "The Chase Manhattan Corporation." In connection with such merger, (i) each share of Preferred Stock, 10-1/2% Series G, of Chase will be converted into one share of 10-1/2% Preferred; (ii) each share of Preferred Stock, 9.76% Series H, of Chase will be converted into one share of 9.76% Preferred; (iii) each share of Preferred Stock, 10.84% Series I, of Chase will be converted into one share of 10.84% Preferred; (iv) each share of Preferred Stock, 9.08% Series J, of Chase will be converted into one share of 9.08% Preferred; (v) each share of Preferred Stock, 8-1/2% Series K, of Chase will be converted into one share of 8-1/2% Preferred; (vi) each share of Preferred Stock, 8.32% Series L, of Chase will be converted into one share of 8.32% Preferred; (vii) each share of Preferred Stock, 8.40% Series M, of Chase will be converted into one share of 8.40% Preferred; and (viii) each share of Preferred Stock, Adjustable Rate Series N, of Chase will be converted into one share of Series N Preferred.

                  A description of the Merger Preferred Stock is set forth under the captions "Description of Capital Stock -- Description of Chemical Existing Preferred Stock" and "-- Description of Chemical Merger Preferred Stock" in the Joint Proxy Statement/Prospectus dated October 31, 1995 included in the Registration Statement of Chemical Banking Corporation on Form S- 4 (Registration No. 33-63833) and is incorporated herein by reference.

ITEM 2.   EXHIBITS.

         1 Restated Certificate of Incorporation of Chemical Banking Corporation (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K dated December 31, 1993 of Chemical Banking Corporation)




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         2        Certificate of Designations of the Adjustable Rate Cumulative
                  Preferred Stock, Series L, of Chemical Banking Corporation (incorporated by reference to Exhibit 2 of the Registration Statement on Form 8-A dated June 6, 1994 of Chemical Banking Corporation)

         3 Form of Restated Certificate of Incorporation of Chemical Banking Corporation (incorporated by reference to Exhibit 5 of the Registration Statement on Form 8-A dated March 13, 1996 of Chemical Banking Corporation (with respect to common stock subscription warrants))

         4 By-laws of Chemical Banking Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K dated December 31, 1993 of Chemical Banking Corporation)



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 CHEMICAL BANKING CORPORATION
                                                   (To Be Renamed The Chase
                                                      Manhattan Corporation)


DATED:  March 13, 1996                            By: /s/ John B. Wynne
                                                      -----------------

                                                      Name:  John B. Wynne
                                                      Title: Secretary



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                                  EXHIBIT INDEX


Exhibit No.                         Description                              Page No.
-----------                         -----------                              --------

         1                 Restated Certificate of Incorporation
                           of Chemical Banking Corporation
                           (incorporated by reference to Exhibit
                           3.1 of the Annual Report on Form 10-K
                           dated December 31, 1993 of Chemical
                           Banking Corporation)

         2                 Certificate of Designations of the
                           Adjustable Rate Cumulative Preferred
                           Stock, Series L, of Chemical Banking
                           Corporation (incorporated by
                           reference to Exhibit 2 of the
                           Registration Statement on Form 8-A
                           dated June 6, 1994 of Chemical Banking
                           Corporation)

         3                 Form of Restated Certificate of Incorporation of
                           Chemical Banking Corporation (incorporated by reference to Exhibit 5 of the Registration
                           Statement on Form 8-A dated March 13, 1996 of Chemical Banking Corporation (with respect to common stock subscription warrants))

         4 By-laws of Chemical Banking Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Annual Report on Form
                           10-K dated December 31, 1993 of Chemical
                           Banking Corporation)




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